Exhibit 21.1
SUBSIDIARIES OF REGISTRANT

Subsidiary Name	Jurisdiction of Incorporation or Organization
Advance Petroleum, LLC	Florida
AHT Services, LLC	Nevada
Air Petro Corp.	California
Alta Fuels, LLC	Colorado
Alta Transportation, LLC	Colorado
Amelia Holding AB	Sweden
Ascent Aviation Group, Inc.	New York
Associated Petroleum Products, Inc.	Washington
AVCARD Services (BVI), Ltd.	Virgin Islands, British
Baseops International, Inc.	Texas
Casa Petro, S.R.L.	Costa Rica
Colt Aviation Holdings, LLC	Texas
Colt International das Américas Serviços de Aviação Ltda.	Brazil
Colt International Europe SARL	Switzerland
Colt International, L.L.C.	Texas
Ecuacentair Cia. Ltda.	Ecuador
Energie-Tankdienstgesellschaft Bremen mbH	Germany
Falmouth Petroleum Limited	United Kingdom
Flyers Energy Group, LLC	California
Flyers Energy, LLC	California
Flyers Properties, LLC	California
Flyers Transportation, LLC	California
Gib Oil Limited	Gibraltar
Hellenic Aviation Fuel Company S.A.	Greece
Henty Oil Limited	United Kingdom
Henty Shipping Services Limited	United Kingdom
Kinect Energy AS	Norway
Kinect Energy Denmark A/S	Denmark
Kinect Energy France Sarl	France
Kinect Energy Germany GmbH	Germany
Kinect Energy Green Services AS	Norway
Kinect Energy Hungary Kft	Hungary
Kinect Energy Markets AS	Norway
Kinect Energy Netherlands B.V.	Netherlands
Kinect Energy Pty Limited	Australia
Kinect Energy Spot AS	Norway
Kinect Energy Sweden AB	Sweden
Kinect Energy UK Limited	United Kingdom
Kinect Energy, Inc.	Florida
Kinect Technologies, LLC	Florida
LFO Holdings Limited	United Kingdom
MH Aviation Services (Pty) Ltd.	South Africa
Miami River Insurance, LLC	Vermont
Nature Port Reception Facilities Limited	Gibraltar

SUBSIDIARIES OF REGISTRANT (CONTINUED)

NCS Fuel IQ Limited	United Kingdom
NCS UK Holding Co. Limited	United Kingdom
Nordic Camp Supply ApS	Denmark
Nordic Camp Supply B.V.	Netherlands
Nordic Camp Supply Estonia OÜ	Estonia
Norse Bunker AS	Norway
Oil Shipping (Bunkering) B.V.	Netherlands
Orchard (Holdings) UK Limited	United Kingdom
Orchard Energy Limited	United Kingdom
PAPCO, Inc.	Virginia
PAX Distribution, LLC	Washington
Petro Air, Corp.	Puerto Rico
PetroServicios de Costa Rica, S.R.L.	Costa Rica
PT Oil Shipping Trans Indonesia	Indonesia
PT Servicios de Guatemala, Limitada	Guatemala
Redline Oil Services Limited	United Kingdom
Servicios Auxiliares de México, Sociedad de Responsabilidad Limitada	Mexico
Servicios de Combustible Atlanticos, S.R.L (aka Atlantic Fuel Services, S.R.L.)	Costa Rica
Servicios Ecuatorianos de Energia-Secsa CIA. LTDA	Ecuador
Servicios WFSE Ecuador C.L.	Ecuador
The Hiller Group Incorporated	Florida
The Lubricant Company Limited	United Kingdom
Tramp Oil & Marine (Argentina) S.R.L.	Argentina
Tramp Oil & Marine (Chile) Limitada	Chile
Tramp Oil Germany GmbH	Germany
Trans-Tec International S.R.L. (Trans-Tec Mundial S.R.L.)	Costa Rica
U.S. Energy Engineering, Inc.	Minnesota
Universal Mission Support Company, LLC	Texas
UVAIR European Fuelling Services Limited	Ireland
Western Aviation Products LLC	Minnesota
Western Energetix, LLC	Nevada
Western Petroleum Company	Minnesota
WF Aviation Services SAS	France
WF Lubricants S.L.	Spain
WFL MOZAMBIQUE, LDA	Mozambique
WFS & J Company Limited	Japan
WFS (Guam) Limited	Guam
WFS Agencia de Naves, Limitada	Chile
WFS Commercial Consulting (Shanghai) Co., Ltd.	China
WFS Danish Holding Company I ApS	Denmark
WFS Netherlands Holding B.V.	Netherlands
WFS Tramp Brazil Holding Company Limited	United Kingdom
WFS UK Finance Limited	United Kingdom
WFS UK Holding Company II Limited	United Kingdom
WFS UK Holding Company III Limited	United Kingdom
WFS UK Holding Company IV Limited	United Kingdom
WFS UK Holding Partnership LP	United Kingdom

SUBSIDIARIES OF REGISTRANT (CONTINUED)

WFS US Holding Company I LLC	Delaware
WFS US Holding Company IV, LLC	Florida
WFS US Holding Company IX, LLC	Florida
WFS US Holding Company V, LLC	Florida
WFS US Holding Company VIII, LLC	Florida
WFS US Holding Company X, LLC	Florida
World Fuel Capital Limited	United Kingdom
World Fuel Cayman Holding Company I	Cayman Islands
World Fuel Cayman Holding Company IV	Cayman Islands
World Fuel Commodities Services (Ireland) Limited	Ireland
World Fuel CX LLC	Kansas
World Fuel Gas and Power Limited	United Kingdom
World Fuel International S.R.L. (Petromundo Internacional, S.R.L.)	Costa Rica
World Fuel Services (Australia) Pty Ltd	Australia
World Fuel Services (Bahamas) LLC	Bahamas
World Fuel Services (Costa Rica) Limitada	Costa Rica
World Fuel Services (Denmark) ApS	Denmark
World Fuel Services (Hong Kong) Limited	Hong Kong
World Fuel Services (KG) LLC	Kyrgyzstan
World Fuel Services (New Zealand) Limited	New Zealand
World Fuel Services (Panama) Limited Liability Company, Sociedad De Responsabilidad Limitada	Panama
World Fuel Services (Singapore) II Pte. Ltd.	Singapore
World Fuel Services (Singapore) Pte Ltd	Singapore
World Fuel Services (South Africa) (Pty) Ltd	South Africa
World Fuel Services (Taiwan) Limited	Taiwan (Province of China)
World Fuel Services (Uruguay) S.A.	Uruguay
World Fuel Services Argentina S.R.L.	Argentina
World Fuel Services Aviation Limited	United Kingdom
World Fuel Services Belgium	Belgium
World Fuel Services Canada, ULC	Canada
World Fuel Services Chile, Limitada	Chile
World Fuel Services Company, LLC	Florida
World Fuel Services Corporate Aviation Support Services, Inc.	Delaware
World Fuel Services CZ s.r.o.	Czech Republic
World Fuel Services Europe, Ltd.	United Kingdom
World Fuel Services European Holding Company I, Ltd.	United Kingdom
World Fuel Services France SAS	France
World Fuel Services International (Panama) Limited Liability Company, Sociedad De Responsabilidad Limitada	Panama
World Fuel Services Italy S.r.L.	Italy
World Fuel Services Japan G.K.	Japan
World Fuel Services Kenya Limited	Kenya
World Fuel Services México, S. de R.L. de C.V.	Mexico
World Fuel Services Pakistan (Pvt.) Limited	Pakistan
World Fuel Services Peru S.R.L.	Peru
World Fuel Services Private Limited	India
World Fuel Services Regulatory Holdings, LLC	Florida

SUBSIDIARIES OF REGISTRANT (CONTINUED)

World Fuel Services Trading DMCC	United Arab Emirates
World Fuel Services Turkey Petrol Urunleri Dagitim Ve Ticaret Limited Sirketi	Turkey
World Fuel Services, Inc.	Texas
World Kinect Colombia C.I. S.A.S.	Colombia
World Kinect Digital Ventures LLC	Florida
World Kinect Government Solutions, Inc.	Virginia
World Kinect Korea Limited	Korea, Republic of
World Kinect Sustainability Ventures LLC	Florida
World Kinect Sustainability Ventures UK Limited	United Kingdom
World Kinect UK Holding Company Limited	United Kingdom
World Kinect US Holding Company, LLC	Florida
Yacht Fuel Services Limited	United Kingdom